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    As filed with the Securities and Exchange Commission on October 27, 1999

                                                      Registration No. 333-53371
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                      DATA PROCESSING RESOURCES CORPORATION
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             (Exact name of registrant as specified in its charter)

                                ---------------

          California                                             95-3931443
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                       18301 Von Karman Avenue, Suite 600
                            Irvine, California 92612
                                 (949) 553-1102
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              (Address, including zip code, and telephone number,
      including area of code of registrant's principal executive offices)

                                ---------------

                             Richard D. Tipton, Esq.
                 Vice President, General Counsel and Secretary
                      Data Processing Resources Corporation
                       18301 Von Karman Avenue, Suite 600
                            Irvine, California 92612
                                 (949) 553-1102
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   COPIES TO:

                              Elaine R. Levin, Esq.
                               Riordan & McKinzie
                         600 Anton Boulevard, Suite 1800
                        Costa Mesa, California 92626-1924
                                 (714) 433-2900

                                ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                EXPLANATORY NOTE

         The Registrant registered the resale of $115,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Notes due 2005 (the "Notes") and an indeterminate number of shares of its common stock ("Common Stock") issuable upon conversion of the Notes on Form S-3 (File No. 333-53371) (the "Registration Statement") which was declared effective by the Securities and Exchange Commission on June 11, 1998.

         On August 26, 1999, the Registrant merged (the "Merger") with a subsidiary of Compuware Corporation, a Michigan corporation ("Acquiror"), and, as a result of the Merger, is now a wholly owned subsidiary of Acquiror. Following the consummation of the Merger, each Note, upon conversion by the holder, is entitled to receive only the merger consideration of $24.00 per share in cash, without interest, so no shares of Common Stock will be issued upon conversion of the Notes.

         In addition, in connection with the Merger, the Indenture under which the Notes were issued required the Registrant to commence a repurchase offer with respect to all of the Notes upon a change of control. The Registrant repurchased all of the Notes tendered in the repurchase offer. At the conclusion of the repurchase offer, only $10,000 of Notes remained outstanding.

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister the remaining $24,735,000 aggregate principal amount of Notes and all of the shares of Common Stock originally registered thereby which remain unissued as of such termination.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on October 27, 1999.


                                           DATA PROCESSING RESOURCES CORPORATION

                                           By: /s/ Richard D. Tipton
                                               ---------------------------------
                                               Richard D. Tipton
                                               Vice President, General Counsel
                                               and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                                          Title                            Date
        ---------                                          -----                            ----
/s/ Eliot R. Stark                              President and Director                October 27, 1999
------------------------------------------      (Principal Executive Officer)
    Eliot R. Stark


/s/ James A. Adams                              Vice President and                    October 27, 1999
------------------------------------------      Chief Financial Officer
    James A. Adams                              (Principal Financial Officer and
                                                Principal Accounting Officer)


/s/ Thomas Costello, Jr.                        Director                              October 27, 1999
------------------------------------------
    Thomas Costello, Jr.


/s/ Phyllis Recca                               Director                              October 27, 1999
------------------------------------------
    Phyllis Recca


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